UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 5, 2009

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number
1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446
1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, MO 63103 (314) 621-3222	43-0559760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  Other Events.

Reference is made to the Current Report on Form 8-K dated January 28, 2009, of registrant Ameren Corporation and its registrant subsidiary, Union Electric Company, doing business as AmerenUE (“UE”), for a discussion of the order issued by the Missouri Public Service Commission (“MoPSC”) on January 27, 2009 approving an increase for UE in annual revenues for electric service of approximately $162 million and UE’s implementation of a fuel and purchased power cost recovery mechanism, among other things.

UE provides power to Noranda Aluminum, Inc.’s (“Noranda”) smelter plant in New Madrid, Missouri.  This plant has historically used approximately 4 million megawatthours of power annually, making Noranda UE’s single largest customer and constituting approximately 8% of UE’s total electric sales.

As a result of a major winter ice storm in Southeastern Missouri on January 28, 2009, Noranda’s smelter plant experienced a power outage related to non-UE owned lines delivering power to the substation serving the plant.  In a January 29, 2009 press release, Noranda stated that the outage affected approximately 75% of Noranda's New Madrid plant capacity.  In addition, Noranda stated that based on preliminary information and management’s initial assessment, restoring full plant capacity may take up to 12 months, with partial capacity phased in during the 12 month period.

To the extent UE’s sales to Noranda are reduced, generation made available could be sold as off-system sales, likely at prices in excess of tariff prices received from Noranda, assuming current market conditions.  However, the fuel and purchased power cost recovery mechanism approved by the MoPSC in its January 2009 electric rate order, which is expected to become effective on March 1, 2009, would require UE to flow substantially all of the off-system sales revenues to customers. If this were to occur, and the Noranda smelter plant operates at 25% capacity for 12 months, UE estimates its margins during such period would be reduced by up to approximately $73 million.

In order to adjust the fuel and purchased power cost recovery mechanism for this unanticipated event, UE sought rehearing by the MoPSC of its January 2009 electric rate order on February 5, 2009 to allow UE to first recover from the off-system sales any revenues it would lose as a result of the reduced tariff sales to Noranda with any excess revenues collected being provided to customers through the fuel and purchased power cost recovery mechanism.  We are unable to predict when or how the MoPSC may rule on this request or the ultimate impact on Ameren and UE of the Noranda smelter plant power outage.

FORWARD-LOOKING STATEMENTS

Forward-Looking Statements.  We make statements in this report that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934.  These statements are not guarantees of future performance and are subject to risks, uncertainties, and other important factors that could cause actual performance or achievements to be materially different from those we project.  For a full discussion of risks, uncertainties, and other important factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our Forms 10-K and 10-Q under the forward-looking statements and risk factors sections.  Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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This combined Form 8-K is being filed separately by Ameren and UE.  Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf.  No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.  The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Senior Vice President and Chief Accounting Officer

UNION ELECTRIC COMPANY
(Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Senior Vice President and Chief Accounting Officer

Date:  February 5, 2009